As filed with the Securities and Exchange Commission on September 30, 2026.

Registration No. 333-299155

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CitroTech Inc.
(Exact name of registrant as specified in its charter)

Wyoming	2800	87-2765150
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Cir., Suite 300

Greenwood Village,Colorado 80111

(800) 401-4535

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wesley J. Bolsen, Chief Executive Officer

CitroTech Inc.

6400 S. Fiddlers Green Cir., Suite 300

Greenwood Village, Colorado 80111

(800) 401-4535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Anthony F. Newton	David E. Danovitch, Esq.
Law Office of Anthony F. Newton	Michael DeDonato, Esq.
8810 Luray Court	Sullivan & Worcester LLP
Rosenberg, Texas 77469	1251 Avenue of the Americas, 19th Floor
+1 (832) 452-0269	New York, NY 10020
(212) 660-3060

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-299155) is filed solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

Item 16. Exhibits and Financial Statement Schedules

(i) Exhibits.

See the Exhibit index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement, which Exhibit index is incorporated herein by reference.

(ii) Financial statement schedules.

All financial statement schedules are omitted because they are not required or are not applicable, or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1	Form of Underwriting Agreement	S-1	1.1	9/28/2026
3.1	Articles of Domestication/Articles of Incorporation	10-K	3.1	4/15/2024
3.2	Amendment to Articles of Incorporation	10-K	3.2	3/31/2025
3.3	Amendment to Articles of Incorporation	8-K	3.1	9/10/2025
3.4	Amended and Restated Bylaws	10-Q	3.4	11/12/2025
3.5	Second Amended and Restated Designations and Preferences of Series A Preferred Stock	10-K	3.4	3/31/2025
3.6	Amended and Restated Designations and Preferences of Series C Convertible Preferred Stock	10-K	3.5	3/31/2025
3.7	Articles of Amendment to the Articles of Incorporation	8-K	3.1	1/28/2026
3.8	Certificate of Name Change	8-K	3.2	1/28/2026
4.1	Form of Warrant Agreement issued with Convertible Note, dated July 2024	S-1	4.2	10/11/2024
4.2	Form of Convertible Note, dated July 2024	S-1	4.3	10/11/2024
4.3	Warrant Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	4.4	5/27/2025
4.4	Form of Warrant Agreement dated March 7, 2025, by and between the Company and its Placement Agents	S-1	4.5	5/27/2025
4.5	Form of Warrant Agreement dated March 7, 2025, by and between the Company, and Univest Securities, LLC or Bradley Richmond	S-1	4.6	5/27/2025
4.6	Warrant Agreement (W-34) between the Company and Bradley Richmond	S-1	4.7	8/4/2025
4.7	Warrant Agreement (W-35) between the Company and Bradley Richmond	S-1	4.8	8/4/2025
4.8	Warrant Agreement (W-36) between the Company and Bradley Richmond	S-1	4.9	8/4/2025
4.9	Warrant Agreement (W-37) between the Company and Bradley Richmond	S-1	4.10	8/4/2025
4.10	Warrant Agreement (W-38) between the Company and Univest Securities, LLC	S-1	4.11	8/4/2025
4.11	Warrant Agreement dated April 7, 2026, by and between the Company and BoltRock Holdings, LLC	S-1/A	4.11	4/9/2026
4.12	Form of PIPE Warrant	8-K	4.1	10/7/2025
5.1	Opinion of Law Office of Anthony F. Newton, regarding the validity of securities being registered	S-1	5.1	9/28/2026
10.1	Form of Subscription Agreement for Convertible Note.	S-1	10.1	10/11/2024
10.2	Membership Interest Purchase Agreement dated April 13, 2022 between MFB Ohio and Stephen Conboy	S-1	10.2	2/14/2025
10.3*	Renewal of Partnership Choice Agreement between the EPA and Mighty Fire Breaker LLC
10.4#	Employment Agreement by and between the Company and Joshua Ralston dated March 1, 2025.	S-1	10.5	5/27/2025
10.5#	Consulting Agreement by and between the Company and Theodore Ralston dated April 1, 2025.	S-1	10.6	5/27/2025
10.6#	Consulting Agreement by and between the Company and Nanuk Warman dated April 1, 2025.	S-1	10.7	5/27/2025
10.7#	Consulting Agreement by and between the Company and Anthony Newton dated April 1, 2025.	S-1	10.8	5/27/2025

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10.8	Subscription Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.9	5/27/2025
10.9	Convertible Note dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.10	5/27/2025
10.10	Pledge Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC	S-1	10.11	5/27/2025
10.11	Limited Liability Company Agreement of HexiTech LLC, dated April 17, 2026, by and between CitroTech Inc. and Hexion Inc.	8-K	10.1	4/21/2026
10.12	Intellectual Property License Agreement, dated April 17, 2026, by and among CitroTech Inc., Mighty Fire Breaker, LLC and HexiTech LLC	8-K	10.2	4/21/2026
10.13	Stock Exchange and Stockholders Agreement between the Company and BoltRock Holdings, LLC	8-K	10.1	6/1/2026
10.14	Stock Exchange and Stockholders Agreement between the Company and TC Special Investments LLC	8-K	10.2	6/1/2026
10.15 #	CitroTech Inc. 2026 Equity and Incentive Plan	10-K	10.17	3/30/2026
10.16†	Transition Agreement, dated April 1, 2026, by and between the Company and Stephen Conboy	8-K	10.1	4/3/2026
10.17	Amendment No. 1 to Stock Exchange and Stockholders Agreement between the Company and BoltRock Holdings, LLC	8-K	10.1	9/14/2026
10.18	Amendment No. 1 to Stock Exchange and Stockholders Agreement between the Company and TC Special Investments LLC	8-K	10.2	9/14/2026
10.19#	Separation Agreement by and between the Company and Joshua Ralston dated December 31, 2025	10-K	10.3	3/30/2026
10.20#	Employment agreement by and between the Company and Andrew Hotsko dated June 27, 2025	S-1	10.6	2/17/2026
10.21#	Employment agreement by and between the Company and Wesley Bolsen dated September 22, 2025	S-1	10.7	2/17/2026
10.22	Form of Securities Purchase Agreement	8-K	10.1	10/7/2025
10.23	Placement Agent Agreement	8-K	10.2	10/7/2025
10.24	Contribution Agreement, dated August 22, 2025, by and between David Reese and Mighty Fire Breaker LLC	S-1	10.13	2/17/2026
10.25	Intellectual Property Purchase Agreement, dated December 23, 2025, by and between Breakthrough Chemistry, Inc. and General Enterprise Ventures, Inc.	S-1	10.14	2/17/2026
10.26	First Amendment to 10% Senior Secured Convertible Note dated February 27, 2026, by and between the Company and BoltRock Holdings, LLC	10-K	10.16	3/30/2026
10.27	Consulting Agreement by and between the Company and BoltRock Holdings, LLC dated September 30, 2025	10-K	10.18	3/30/2026
10.28	Form of Placement Agent Warrant	8-K	10.3	10/7/2025
14.1	Code of Ethics	S-1	14.1	5/27/2025
21.1	List of Subsidiaries of CitroTech, Inc.	10-K	21.1	3/31/2025
23.1	Consent of WWC, P.C.	S-1	23.1	9/28/2026
23.2	Consent of Law Office of Anthony F. Newton (included in Exhibit 5.1)	S-1	23.2	9/28/2026
24.1	Power of Attorney (included on the signature page)	S-1	24.1	9/28/2026
99.1	GREENGUARD Gold Test Results	S-1	99.1	2/14/2025
107	Filing Fee Table	S-1	107	9/28/2026

* Filed herewith
# Management contracts or compensatory plans, contracts or arrangements.
†Certain portions of this exhibit have been redacted pursuant to Regulation S-K Item 601(b)(10)(iv). The registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 30th day of September, 2026.

CITROTECH, INC.

By:	/s/ Wesley J. Bolsen
Name:	Wesley J. Bolsen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wesley J. Bolsen	Chief Executive Officer and Director
Wesley J. Bolsen	(Principal Executive Officer)	September 30, 2026

/s/ Nanuk Warman	Secretary and Chief Financial Officer
Nanuk Warman	(Principal Financial Officer and Principal Accounting Officer)	September 30, 2026

*
Lorenzo Calinawan	Director	September 30, 2026

*
Craig Huff	Chairman	September 30, 2026

*
Michael Feigin	Director	September 30, 2026

* By: /s/ Wesley J. Bolsen

Wesley J. Bolsen

Attorney-in-fact

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